Exhibit 3.62

CERTIFICATE OF INCORPORATION

OF

HTS-SAN ANTONIO, INC.

The undersigned. for the purposes hereinafter stated. under and pursuant to the provisions of the General Corporation Law of Delaware, does hereby certify as follows:

FIRST:  The name of the Corporation is:

HTS-SAN ANTONIO, INC.

SECOND:  The Registered Office of the Corporation is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its Registered Agent at that address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares which the Corporation shall have authority to issue is one hundred (100), all of which are classified as common stock without par value.

FIFTH:  The original by-laws of the Corporation may be adopted by the sole incorporator named herein, or by the initial directors of the Corporation. Thereafter. in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors and/or the stockholders of the Corporation are expressly empowered to make, alter, amend or repeal by-laws in the manner to be determined by the terms of the by-laws of the Corporation then in existence.

SIXTH:  The name and mailing address of the sole incorporator is Charmaine Black. c/o Hyatt Corporation, 200 W. Madison, Chicago, Illinois 60606.

SEVENTH:  The Corporation shall have perpetual existence.

EIGHTH:  The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

NINTH:  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

IN WITNESS WHEREOF, the undersigned does make this Certificate hereby declaring and certifying that the facts herein stated arc true and accordingly, has hereunto set her hand and seal this 3rd day of June, 2002.

/s/ Charmaine Black
Charmaine Black
Sole Incorporator